Exhibit 10.3

PROTOX THERAPEUTICS INC.

1500 – 885 West Georgia Street

Vancouver, British Columbia, Canada, V6C 3E8

July 15, 2011

Oxford Finance LLC

133 North Fairfax Street

Alexandria, VA 22314

Attn: Vice President and General Counsel

Ladies and Gentlemen:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by PROTOX THERAPEUTICS INC., a corporation amalgamated under the Business Corporations Act (British Columbia) (the “Company”), the Company hereby grants to OXFORD FINANCE LLC and/or its affiliates (collectively, the “Lender”) the right to purchase up to USD $1,000,000 in the aggregate (or up to the CDN dollar equivalent thereof on the date of exercise) of Qualified Financing Securities (as defined below) in one or more Qualified Financings (as defined below), subject to regulatory approval. Lender shall not have any obligation to purchase Qualified Financing Securities in any Qualified Financing. Any Lender purchaser of Qualified Financing Securities shall be an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

As used herein:

“Qualified Financing” means the sale and issuance by the Company after the date hereof, in a single transaction or series of related transactions, of common shares in its capital, and/or of instruments or securities convertible into or exercisable or exchangeable for common shares in its capital, to one or more investors, in a private sale, for cash for financing purposes.

“Qualified Financing Securities” means, with respect to any Qualified Financing, the class and/or series of shares, and/or the instruments or other securities, sold and/or issued by the Company in such Qualified Financing.

The purchase, if any, by Lender of Qualified Financing Securities in any Qualified Financing shall be made, subject to the provisions of this letter, upon the same terms and conditions (including, without limitation, price) as the purchases by the other purchasers of Qualified Financing Securities in such Qualified Financing, and each Lender purchaser shall execute the definitive stock purchase agreement, investor rights agreement and other agreements

(collectively, “Operative Documents”) executed by such other purchasers in connection with such Qualified Financing.

The Company shall give Lender not less than twenty (20) days written notice prior to the closing of each Qualified Financing, which notice shall state the principal terms (including, without limitation, the principal investors) of such Qualified Financing, and shall provide such drafts and definitive copies of the Operative Documents and other documents and information in connection with such Qualified Financing as are provided to the non-Lender purchasers in such Qualified Financing. Lender may exercise its purchase rights hereunder with respect to a Qualified Financing by delivering written notice thereof to the Company no less than five (5) days prior to such closing.

The rights of Lender to Purchase Qualified Financing Securities in Qualified Financings as set forth above shall survive through October 15, 2014.

Very truly yours,

PROTOX THERAPEUTICS INC.

By:	/s/ Allison Hulme
Name:	Allison Hulme
Title:	Chief Operating Officer

ACCEPTED AND AGREED:

OXFORD FINANCE LLC

By:
Name:
Title:

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The rights of Lender to Purchase Qualified Financing Securities in Qualified Financings as set forth above shall survive through October 15, 2014.

Very truly yours,

PROTOX THERAPEUTICS INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

OXFORD FINANCE LLC

By:	/s/ T. A. Lex
Name:	T. A. Lex
Title:	COO

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